Exhibit 4.1

Document Number	THIRTY-EIGHTH SUPPLEMENTAL INDENTURE

Recording Area
Name and Return Address Wisconsin Public Service Corporation Attention: Real Estate Department P.O. Box 19001 Green Bay, Wisconsin 54307-9001
See Schedule A hereto
Parcel Identification Number (PIN)

THIRTY-EIGHTH

SUPPLEMENTAL INDENTURE

FROM

WISCONSIN PUBLIC SERVICE
CORPORATION

TO

U.S. BANK NATIONAL ASSOCIATION
(Successor to Firstar Bank National Association,
Successor to Firstar Trust Company,
Formerly Known as First Wisconsin Trust Company)
TRUSTEE

______________

DATED AS OF AUGUST 1, 2006

______________

SUPPLEMENTAL
To
First Mortgage and Deed of Trust
Dated as of January 1, 1941

MI

WISCONSIN PUBLIC SERVICE CORPORATION
THIRTY-EIGHTH SUPPLEMENTAL INDENTURE

Dated as of August 1, 2006

TABLE OF CONTENTS
____________

PAGE
Parties	1
Recitals	1
Form of Bond of Collateral Series F	3
Form of Trustee’s Certificate	8
Form of Prepayment Record	8
Further Recitals	8

ARTICLE I. FORM AND EXECUTION OF BONDS OF NEW SERIES	9
SECTION 1.01. Certain Definitions	9
SECTION 1.02. Terms of Bonds of New Series	10
SECTION 1.03. Limitation of New Series to $22,000,000	10
SECTION 1.04.	10
(a) Redemption in Certain Extraordinary Events	10
(b) Redemption in Event of Default Under Section 9.01(e) of 2006 Village Indenture	11
(c) Redemption in Event of Taxability of Interest on Series 2006 Village Bonds	11
SECTION 1.05. Notice of, and selection of Bonds of New Series for, Redemption	12
SECTION 1.06. Redemption in Event of Default Under Section 6.01 of the Senior Indenture	13
SECTION 1.07. Partial Redemption and Payments of Redemption Price Without Presentation of Bonds and New Series	13
SECTION 1.08. Company Not Obligated to Make any Transfer of Bonds of New Series for Fifteen Days Before any Interest Payment Date	13
SECTION 1.09. Charges for Transfer of Bonds of New Series	13
SECTION 1.10. Bonds of New Series May Be Signed by Facsimile Signatures of Compay Officers	14
SECTION 1.11. Payment Dates Falling on Saturday, Sunday or Legal Holiday	14
SECTION 1.12. Bonds of New Series Redeemed or Paid Not Reissuable, but May Be Basis for Issuance of Bonds of Different Series, Credits or Cash Withdrawals.	14

ARTICLE II. CONFIRMATION OF LIEN	14
SECTION 2.01. Granting Clauses and Habendum	14

i

ARTICLE III. PARTICULAR COVENANTS OF THE COMPANY	15
SECTION 3.01. Duly Authorized by Law to Execute and Deliver Supplemental Indenture and Issue Bonds	15
SECTION 3.02. Covenant of Lawful Possession, Right to Mortgage Property and to Maintain Lien of Indenture	15
SECTION 3.03.	15
(a) Payment of Principal and Interest	15
(b) Payments and Credits	15
SECTION 3.04. Nonliability of Trustee	16

ARTICLE IV. MISCELLANEOUS	16
SECTION 4.01. Recitals Not Made by Trustee. No representations Made by Trustee. Trust Accepted Subject to Terms and Conditions of Indenture	16
SECTION 4.02. Supplemental Indenture to be Construed as Part of Indenture	16
SECTION 4.03.	17
(a) References to Either Party to Supplemental Indenture Includes Successors or Assigns	17
(b) Table of Contents and Descriptive Headings of Articles Not to Affect Meaning	17
SECTION 4.04	17
(a) Trust Indenture Act Requirements Control	17
(b) Severability of Supplemental Indenture Provisions and Bond Provisions	17

SECTION 4.05. Provisions for Execution in Counterparts	17
SECTION 4.06. Supplemental Indenture Effective on Execution and Delivery	17
SECTION 4.07. Names and Addresses of Debtor and Secured Party	17

ii

Thirty- Eighth Supplemental Indenture, made as of the 1st day of August, 2006 by and between Wisconsin Public Service Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Green Bay in said State (hereinafter sometimes called the “Company”), party of the first part, and U.S. Bank National Association (successor to Firstar Bank, National Association, successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), a national banking association duly organized and existing under and by virtue of the laws of the United States, having its Corporate Trust Services Office in the City of St. Paul in the State of Minnesota, as Trustee (hereinafter sometimes called the “Trustee”), party of the second part.

Whereas, the Company has heretofore executed and delivered to the predecessor of the Trustee its First Mortgage and Deed of Trust made as of January 1, 1941 (hereinafter referred to as the “1941 Mortgage”) and has heretofore executed and delivered to the predecessor of the Trustee supplemental indentures dated and hereinafter referred to as follows:

Supplemental Indenture Dated (as of)	Hereinafter referred to as
November 1, 1947	First Supplemental Indenture*
August 1, 1948	Second Supplemental Indenture
September 1, 1949	Third Supplemental Indenture
November 1, 1950	Fourth Supplemental Indenture*
May 1, 1953	Fifth Supplemental Indenture*
January 1, 1954	Sixth Supplemental Indenture
October 1, 1954	Seventh Supplemental Indenture
December 1, 1957	Eighth Supplemental Indenture
November 1, 1959	Ninth Supplemental Indenture
October 1, 1963	Tenth Supplemental Indenture
June 1, 1964	Eleventh Supplemental Indenture
November 1, 1967	Twelfth Supplemental Indenture
April 1, 1969	Thirteenth Supplemental Indenture
August 1, 1970	Fourteenth Supplemental Indenture
May 1, 1971	Fifteenth Supplemental Indenture
August 1, 1973	Sixteenth Supplemental Indenture*
September 1, 1973	Seventeenth Supplemental Indenture
October 1, 1975	Eighteenth Supplemental Indenture
February 1, 1977	Nineteenth Supplemental Indenture
July 15, 1980	Twentieth Supplemental Indenture
December 1, 1980	Twenty-First Supplemental Indenture*
April 1, 1981	Twenty-Second Supplemental Indenture
February 1, 1984	Twenty-Third Supplemental Indenture
March 15, 1984	Twenty-Fourth Supplemental Indenture
October 1, 1985	Twenty-Fifth Supplemental Indenture
December 1, 1987	Twenty-Sixth Supplemental Indenture*
September 1, 1991	Twenty-Seventh Supplemental Indenture
July 1, 1992	Twenty-Eighth Supplemental Indenture

Supplemental Indenture Dated (as of)	Hereinafter referred to as
October 1, 1992	Twenty-Ninth Supplemental Indenture
February 1, 1993	Thirtieth Supplemental Indenture
July 1, 1993	Thirty-First Supplemental Indenture
November 1, 1993	Thirty-Second Supplemental Indenture
December 1, 1998	Thirty-Third Supplemental Indenture
August 1, 2001	Thirty-Fourth Supplemental Indenture
December 1, 2002	Thirty-Fifth Supplemental Indenture
December 1, 2003	Thirty-Sixth Supplemental Indenture
December 1, 2006	Thirty-Seventh Supplemental Indenture

_________________

*Includes amendments to or modifications of certain provisions of the 1941 Mortgage.

(said 1941 Mortgage, as supplemented, amended or modified by the aforesaid Supplemental Indentures, being hereinafter referred to as the “Indenture”, except as such term is differently defined and used in and for the purposes of the Form of Bond of Collateral Series F and the Form of Trustee’s Certificate hereinafter set forth), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto the Trustee, and to its respective successors in trust, upon the terms, conditions and trusts therein set forth, all the property as therein described, real, personal and mixed, then owned or thereafter acquired by the Company, with certain exceptions as in the granting clauses and definitions of the Indenture set forth, to be held by the Trustee in trust, under the terms and subject to the conditions of the Indenture, as security for the bonds of the Company issued and to be issued thereunder in accordance with the provisions of the Indenture; and

Whereas, Section 2.01 of the 1941 Mortgage provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

Whereas, the Company has heretofore issued and there are now outstanding, in accordance with the provisions of the 1941 Mortgage and said Supplemental Indentures bonds of several series designated “First Mortgage Bonds, 7-1/8% Series Due July 1, 2023”, “First Mortgage Bonds Due February 1, 2013”, “First Mortgage Bonds Collateral Series A”, “First Mortgage Bonds Collateral Series B”, “First Mortgage Bonds Collateral Series C”, “First Mortgage Bonds Collateral Series D” and “First Mortgage Bonds Collateral Series E”; and

Whereas, the Company has agreed to issue $22,000,000 in aggregate principal amount of Senior Notes, Series Due February 1, 2013, (the “Related Securities”) pursuant to an Indenture, dated as of December 1, 1998, between the Company and a predecessor of U.S. Bank National Association, as trustee (the “Senior Trustee”) as supplemented; and

Whereas, in order to secure the Company’s obligations to pay principal, premium, if any, and interest on the Related Securities, the Company is desirous of providing for the issuance under the Indenture of bonds of a new series designated as “First Mortgage Bonds, Collateral Series F”, in an aggregate principal amount of not more than $22,000,000, the bonds of said series to be issued as registered bonds without coupons in any denominations that the Company may from time to time execute and deliver, the bonds of said series, the Trustee’s Certificate, and the Form of Prepayment Record to be substantially in the tenor following:

(Form of Bond of Collateral Series F)

No._____________  $_____________

Wisconsin Public Service Corporation
(Incorporated under the laws of the State of Wisconsin)

First Mortgage Bond, Collateral Series F

THE FIRST MORTGAGE BONDS, COLLATERAL SERIES F (HEREINAFTER, “COLLATERAL BONDS”), REPRESENTED BY THIS CERTIFICATE ARE BEING ISSUED AND DELIVERED BY THE COMPANY TO U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE (IN SUCH CAPACITY, THE “SENIOR TRUSTEE”) UNDER AN INDENTURE, DATED AS OF DECEMBER 1, 1998, BETWEEN THE COMPANY AND A PREDECESSOR OF THE SENIOR TRUSTEE, AS PREVIOUSLY SUPPLEMENTED AND AS SUPPLEMENTED BY THE SIXTH SUPPLEMENTAL INDENTURE THERETO DATED AS OF DECEMBER 1, 2006 (AS SO SUPPLEMENTED, THE “SENIOR INDENTURE”). THE COLLATERAL BONDS ARE TO BE HELD IN TRUST AS COLLATERAL FOR THE BENEFIT OF THE HOLDERS OF $22,000,000 AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES, SERIES DUE FEBRUARY 1, 2013 (THE “RELATED SECURITIES”) ISSUED PURSUANT TO THE SENIOR INDENTURE.

THE COLLATERAL BONDS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (EXCEPT TO A SUCCESSOR SENIOR TRUSTEE) UNTIL THE EARLIER OF THE RELEASE DATE (AS DEFINED BELOW) OR THE PRIOR RETIREMENT OF THE RELATED SECURITIES THROUGH REDEMPTION, REPURCHASE OR OTHERWISE.

THE COMPANY SHALL MAKE PAYMENTS OF THE PRINCIPAL OF, AND PREMIUM, IF ANY, AND INTEREST ON, THE COLLATERAL BONDS, TO THE SENIOR TRUSTEE, WHICH PAYMENTS SHALL BE APPLIED BY THE SENIOR TRUSTEE TO THE SATISFACTION OF OBLIGATIONS ON THE RELATED SECURITIES.

THE MATURITY DATE SPECIFIED ABOVE IS ALSO THE MATURITY DATE OF THE RELATED SECURITIES.

Wisconsin Public Service Corporation, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called the Company), for value received, hereby promises to pay to U.S. BANK NATIONAL ASSOCIATION, as trustee for the benefit of the holders of the Related Securities, or registered assigns (in such capacity, the “Senior

Trustee”), at the Corporate Trust Services Office of U.S. Bank National Association, in Milwaukee, Wisconsin on the 1st day of February, 2013, the sum of ____________________________ DOLLARS ($___________) in lawful money of the United States of America, and to pay interest thereon from August 1, 2006 (or from the most recent date to which interest has been paid or duly provided for) semi-annually on February 1 and August 1 in each year, commencing February 1, 2007, (i) at the rate of 0% per annum prior to December 14, 2006 and (ii) at the rate of 3.95% per annum from and after December 14, 2006, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the same rate for the applicable period on any overdue principal and premium and on any overdue installment of interest. The principal and interest so payable on any February 1 or August 1 will be paid to the person or entity in whose name this bond is registered, at the address thereof as it appears on the Company’s books for registration and registration of transfer.

The Related Securities are issued in order to evidence and secure a loan made by the Village of Weston, Wisconsin (the “Village”), to the Company pursuant to a Loan Agreement, dated as of April 1, 1981 as amended from time to time, including a Third Amendment to Loan Agreement, dated as of December 1, 2006. In order to fund such loan, the Village has agreed to issue $22,000,000 in principal amount of its Pollution Control Refunding Revenue Bonds, Series 2006 (Wisconsin Public Service Corporation Projects) (“Series 2006 Village Bonds”) under and pursuant to the 2006 Village Indenture (as defined in the Supplemental Indenture). The Series 2006 Village Bonds are payable from payments made, or caused to be made, by the Company of principal of, premium, if any, and interest on the Related Securities. Upon certain terms and conditions, credits arising from purchase or redemption of the Series 2006 Village Bonds shall be applied against payment obligations in connection with the Related Securities and the bonds of this series and to the extent so applied shall satisfy a like amount otherwise due thereunder.

This bond shall not be valid or become obligatory for any purpose unless and until U.S. Bank National Association, (successor to First Wisconsin Trust Company), as Trustee under the Indenture, or its successors thereunder, shall have signed the certificate of authentication endorsed hereon.

This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenors, all issued and to be issued under and equally secured (except in so far as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture, may afford additional security for the bonds of any specific series) by a First Mortgage and Deed of Trust (herein called the “Indenture”) dated as of January 1, 1941, executed by the Company to First Wisconsin Trust Company (subsequently succeeded by U.S. Bank National Association, herein called the Trustee), as Trustee, to which Indenture and all instruments supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security, and the terms and conditions upon which the bonds may be issued under the Indenture and any instruments supplemental thereto and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided. This bond is one of a series created by a Supplemental Indenture (herein called the “Supplemental Indenture”) dated as of August 1, 2006, between the Company and the Trustee, which is supplemental to the Indenture.

The Senior Trustee has agreed pursuant to the Senior Indenture to hold the bonds of this series as collateral for the benefit of the holders of the Related Securities under all circumstances and not to transfer (except to a successor trustee) such bonds until the earlier of the Release Date or the prior retirement of the Related Securities through redemption, repurchase or otherwise. “Release Date” means the date on which all First Mortgage Bonds of the Company issued and outstanding under the Indenture, other than the bonds of this series and other bonds pledged as security for Securities issued under the Senior Indenture (collectively “Collateral Bonds”), have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise, provided that no default or event of default has occurred and is continuing under the Senior Indenture. On the Release Date, the Senior Trustee shall deliver to the Company for cancellation all Collateral Bonds, and the Company shall cause the Senior Trustee to provide notice to all holders of Related Securities of the occurrence of the Release Date. As a result, on the Release Date, the bonds of this series shall cease to secure the Related Securities. Following the Release Date, the Company shall cause the Indenture to be discharged, and the Company shall not issue any additional Collateral Bonds thereunder, and from and after the Release Date, the Company’s obligations in respect of the Collateral Bonds shall be satisfied and discharged.

With the consent of the Company and to the extent permitted by and as provided in the Indenture and/or any instruments supplemental thereto, the rights and obligations of the Company and/or of the holders of the bonds, and/or terms and provisions of the Indenture and/or of any instruments supplemental thereto may be modified or altered by consent of the holders of at least seventy percent (70%) in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds challenged and disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the taking of certain other action as more fully set forth in the Indenture without the consent of the holder hereof.

The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and shall not be affected by any notice to the contrary.

In certain extraordinary events described in paragraph (b) of Section 1.04 of the Supplemental Indenture, the bonds of this series are subject to redemption within one year following such extraordinary event, in whole but not in part, at the option of the Company, in each case at a redemption price equal to the principal amount thereof, together with accrued interest to the redemption date.

The Company shall call for redemption all of the bonds of this series then outstanding, and shall on the redemption date therefor redeem the same at a price equal to 100%

of the principal amount thereof, together with accrued interest to the redemption date, in the event that the Company is notified by the 2006 Village Indenture Trustee (as defined in the Supplemental Indenture) that (i) an event of default has occurred and is continuing under Section 9.01(e) of the 2006 Village Indenture, and (ii) the 2006 Village Indenture Trustee has declared the principal of all Series 2006 Village Bonds then outstanding immediately due and payable pursuant to Section 9.02 of the 2006 Village Indenture. The redemption date shall be the accelerated maturity date of the Series 2006 Village Bonds; provided, however, that such requirement of redemption shall be deemed to be waived if prior to the date fixed for such redemption of the bonds of this series, the acceleration of the Series 2006 Village Bonds is waived or annulled.

The Company shall call for redemption all (or part if, in the opinion of nationally recognized bond counsel, a corresponding partial redemption of the Series 2006 Village Bonds will preserve the exclusion from gross income for Federal income tax purposes of interest on the remaining Series 2006 Village Bonds) of the bonds of this series then outstanding, and shall on the redemption date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date, in the event that it is finally determined by the Internal Revenue Service or a court of competent jurisdiction that, as a result of a failure by the Company to observe any covenant, agreement or representation in the 2006 Village Revenue Agreement (as defined in the Supplemental Indenture), the interest payable on the Series 2006 Village Bonds is includable for Federal income tax purposes in the gross income of any owner of a Series 2006 Village Bond (other than an owner who is a “substantial user” or a “related person” within the meaning of Section 103(b)(13) of the 1954 Code (as defined in the Supplemental Indenture) and the applicable regulations thereunder). Any such determination shall not be considered final for this purpose unless the Company has been given notice thereof, and if it so desires, has been afforded the opportunity, at its expense, to contest the same, either directly or in the name of any owner of Series 2006 Village Bonds, and until the conclusion of any appellate review, if sought. The redemption date shall be the 120th day after the date such determination becomes final or on such earlier date as the Company may designate.

Notice of any such redemption shall be hand delivered or mailed, by or on behalf of the Company, not less than thirty (30) days prior to the redemption date to the registered owner of the bonds so to be redeemed, at its address as the same shall appear on the Company’s books for registration and registration of transfer, all subject to the conditions and as more fully set forth in the Indenture and in the Supplemental Indenture, except that no newspaper publication shall be required.

In the event that an event of default under Section 6.01 of the Senior Indenture has occurred and is continuing, and the Senior Trustee has declared the principal of all of the Related Securities then outstanding immediately due and payable (or such principal has become ipso facto immediately due and payable) under Section 6.02 of the Senior Indenture, then the Company shall call for redemption and redeem all of the bonds of this series then outstanding at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date; provided that the Company may avail itself of the credits described in Section 3.03(b) of the Supplemental Indenture. The redemption date shall be the accelerated maturity date of the Related Securities, and no prior notice of such redemption to the Trustee or the Senior Trustee shall be required.

This bond is nontransferable except to the Senior Trustee and successor trustees thereto. To the extent that it is transferable, it is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the corporate trust services office of the Trustee at Milwaukee, Wisconsin, upon surrender hereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered bond or bonds without coupons of the same maturity and interest rate and of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Indenture and the Supplemental Indenture.

No recourse shall be had for the payment of principal of, premium, if any, or interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of the Indenture or any instrument supplemental thereto, against any incorporator, or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

In Witness Whereof, Wisconsin Public Service Corporation has caused this bond to be signed in its name by the manual or facsimile signature of its President or a Vice President and its corporate seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated as of:

Wisconsin Public Service Corporation,

By:____________________________
______ President
Attest:

_____________________________
Secretary

(Form of Trustee’s Certificate)

This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture and Supplemental Indenture.

U.S. Bank National Association,
 As Trustee

By:________________________
Authorized Signature

(Form of Prepayment Record)

PREPAYMENT RECORD

Principal Amount Of Bond $__________

Date of maturity: February 1, 2013

Prepayments on Principal
Amount	Date	Balance Outstanding	Signature of Authorized Officer and Title

and

Whereas, the 1941 Mortgage provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of providing the terms and conditions of the issue of the bonds of any new series; and

Whereas, the Company is presently engaged within the States of Wisconsin and Michigan in conveying, distributing, supplying and serving electricity and gas and intends that this Supplemental Indenture shall be received for record and for filing in the appropriate public offices of said States or of any other jurisdiction in which there may be located from time to time properties intended to be subject to the lien of the Indenture in the manner and with the effect provided by their respective laws in respect to mortgages by, and security interests in existing and hereafter acquired properties of, a corporation so engaged; and

Whereas, the execution and delivery of this Supplemental Indenture and the issue of bonds as in this Supplemental Indenture and the Indenture provided have been duly authorized by a resolution adopted by the Board of Directors of the Company; and

Whereas, all things necessary to make the bonds of Collateral Series F, when duly issued and executed by the Company, and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make the Indenture and this Supplemental Indenture valid, binding and legal instruments for the security thereof, have been done and performed and the issue of said bonds, as in this Supplemental Indenture and the Indenture provided, has been in all respects duly authorized;

Now, Therefore, This Supplemental Indenture Witnesseth: Wisconsin Public Service Corporation, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with U.S. Bank National Association, as Trustee, as follows:

ARTICLE I.

Form And Execution Of Bonds Of New Series

SECTION 1.01.  Certain Definitions.  The following terms shall, for all purposes of this Supplemental Indenture, have the following meanings unless the context otherwise requires:

The term “1954 Code” means the Internal Revenue Code of 1954 as in effect immediately prior to the effective date of the Tax Reform Act of 1986.

The term “Projects” means those of the facilities described in Exhibit A to the Third Amendment to Loan Agreement which are refinanced with the Series 2006 Village Bonds.

The term “Third Amendment to Loan Agreement” means the Third Amendment to Loan Agreement, dated as of December 1, 2006, between the Village and the Company.

The term “Village” means the Village of Weston, a municipal corporation and political subdivision duly organized and existing under the laws of the State of Wisconsin (and which is successor to the Town of Weston), located within the County of Marathon of the State of Wisconsin.

The term “Series 2006 Village Bonds” means the Village of Weston, Wisconsin Pollution Control Refunding Revenue Bonds, Series 2006 (Wisconsin Public Service Corporation Projects), to be authenticated and delivered under and pursuant to the 2006 Village Indenture in the principal amount of $22,000,000.

The term “2006 Village Indenture” means the Indenture of Trust, dated as of December 1, 2006, between the Village and U.S. Bank National Association, as 2006 Village Indenture Trustee.

The term “2006 Village Indenture Trustee” means the person, corporation or banking association acting as trustee from time to time under the 2006 Village Indenture.

The term “2006 Village Revenue Agreement” means the Loan Agreement, dated as of April 1, 1981, between the Village and the Company, as previously amended and as amended by the Third Amendment to Loan Agreement.

SECTION 1.02.  Terms of Bonds of New Series.  There is hereby created, for issuance under the Indenture on the date of authentication and delivery of the Related Securities, a series of bonds designated as Collateral Series F (herein sometimes referred to as the bonds of Collateral Series F), each of which shall bear the descriptive title “First Mortgage Bond, Collateral Series F”. The bonds of said series shall be issued only in the form of registered bonds without coupons and shall be substantially of the tenor and purport, and in the form, hereinbefore recited. The bonds of said series shall mature on February 1, 2013, and shall be issued in any denominations that the Company may execute and deliver. The bonds of said series shall bear interest at the rate of 0% per annum prior to December 14, 2006, and at the rate of 3.95% per annum from and after December 14, 2006, and such interest shall accrue from August 1, 2006 (or from the most recent date to which interest on the bonds of said series has been paid or provided for). Bonds of said series issued prior to February 1, 2007 shall be dated as of August 1, 2006, and bonds of said series issued on and after February 1, 2007 shall be dated as provided in Section 2.09 of the 1941 Mortgage. Principal and interest will be payable to the registered owner of the bonds of said series, and at the address thereof, appearing on the Company’s books for registration and registration of transfer. Said bonds will be nontransferable except to the Senior Trustee and successors thereto, if any.

SECTION 1.03.  Limitation of New Series to $22,000,000.  The aggregate principal amount of all bonds of Collateral Series F which may at any time be certified, issued and outstanding shall be limited to $22,000,000, and bonds of said series may be executed, authenticated, delivered and issued hereunder from time to time subject to the restrictions and provisions contained in this Supplemental Indenture and in the 1941 Mortgage.

SECTION 1.04.

(a)  Redemption in Certain Extraordinary Events.  The bonds of Collateral Series F shall also be subject to redemption at any time at the option and direction of the Company, as a whole and not in part, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date, if any one or more of the following events shall have occurred:

(i)  Unit 3 (“Unit 3”) at the Company’s coal-fired power plant located in Marathon County, Wisconsin and known as the Weston Power Plant shall have been damaged or destroyed to such an extent that, in the opinion of the Board of Directors of the Company, it cannot reasonably be restored within six months to the condition thereof immediately preceding such damage or destruction;

(ii)  Unit 3 shall have been damaged or destroyed to such an extent that normal operation of Unit 3 is thereby prevented for a period of at least six months;

(iii)  title to, or temporary use of, all or substantially all of Unit 3 shall have been taken under the power of eminent domain or sold under the threat of such taking, or there shall be a taking of any part of the Projects or other property interest of the Company in connection with which Unit 3 is used as results or is likely to result in the inability to carry on normal operation of Unit 3 for a period of at least six months;

(iv)  the 2006 Village Revenue Agreement shall become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed therein, or unreasonable burdens or excessive liabilities related to the 2006 Village Revenue Agreement or the Projects shall be imposed on the Village or the Company as a result of any change in the Constitution of the State of Wisconsin or the Constitution of the United States of America or as a result of any legislative, administrative or judicial action;

(v)  a final order or decree of any court or administrative body shall require that a substantial part of the operations at Unit 3 cease or be terminated to such extent that normal operation of Unit 3 will be, or is likely to be, prevented for a period of at least six months;

(vi)  changes, which the Company cannot reasonably control, in the economic availability of materials, fuel, supplies, labor, equipment or other properties or things necessary for the efficient operation of Unit 3 shall have occurred which, in the judgment of the Board of Directors of the Company, render the continued operation of Unit 3 uneconomic; or

(vii)  changes in circumstances, including, but not limited to, changes in pollution control requirements, shall have occurred such that the Board of Directors of the Company shall determine that use of the Projects is no longer required or desirable.

Any such redemption shall be on a date which is within one year following the occurrence of one of the events listed above permitting the exercise of the option.

(b)  Redemption in Event of Default Under Section 9.01(e) of 2006 Village Indenture.  The Company shall call for redemption of all of the bonds of Collateral Series F then outstanding, and shall on the redemption date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date, in the event that the Company is notified by the 2006 Village Indenture Trustee that (i) an event of default has occurred and is continuing under Section 9.01(e) of the 2006 Village Indenture, and (ii) the 2006 Village Indenture Trustee has declared the principal of all Series 2006 Village Bonds then outstanding immediately due and payable pursuant to Section 9.02 of the 2006 Village Indenture. The redemption date shall be the accelerated maturity date of the Series 2006 Village Bonds; provided, however, that such requirement of redemption shall be deemed to be waived if prior to the date fixed for such redemption of the bonds of Collateral Series F, the acceleration of the Series 2006 Village Bonds is waived or annulled.

(c)  Redemption in Event of Taxability of Interest on Series 2006 Village Bonds.  The Company shall call for redemption all (or part if, in the opinion of nationally recognized bond counsel, a corresponding partial redemption of the Series 2006 Village Bonds will preserve the exclusion from gross income for Federal income tax purposes of interest on the remaining Series 2006 Village Bonds) of the bonds of Collateral Series F then outstanding, and shall on the redemption date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the redemption date, in the event that it is finally determined by the Internal Revenue Service or a court of competent jurisdiction that, as a result of a failure by the Company to observe any covenant, agreement or representation in the 2006 Village Revenue Agreement, the interest payable on the Series 2006 Village Bonds is includable for Federal income tax purposes in the gross income of any owner of a Series 2006 Village Bond (other than an owner who is a “substantial user” or a “related person” within the meaning of Section 103(b)(13) of the 1954 Code and the applicable regulations thereunder). Any such determination shall not be considered final for this purpose unless the Company has been given notice thereof, and if it so desires, has been afforded the opportunity, at its expense, to contest the same, either directly or in the name of any owner of Series 2006 Village Bonds, and until the conclusion of any appellate review, if sought. The redemption date shall be the 120th day after the date such determination becomes final or on such earlier date as the Company may designate.

SECTION 1.05.  Notice of, and selection of Bonds of New Series for, Redemption.  In the event that the Company shall desire to exercise its right, or is required by the provisions of Section 1.04 of this Supplemental Indenture, to redeem and pay all or any part of the bonds of Collateral Series F, it shall, except as modified herein, comply with the terms and conditions of Article XI of the Indenture with regard to the redemption of bonds of any series secured thereby, and such redemption shall be made under and subject to the terms and provisions of said Article XI and in the manner and with the effect stated therein; provided, however, (a) the Company shall specify, in accordance with the provisions of this Supplemental Indenture, those bonds of Collateral Series F which are to be redeemed if only a part thereof are to be redeemed, and payments in redemption of bonds of Collateral Series F shall be made directly by the Company to the registered owners of the bonds entitled thereto; (b) the Company may avail itself of the credits described in Section 3.03(b) hereof; and (c) the provisions of Section 11.03(b) of the 1941 Mortgage shall not be applicable to any such redemption. The Company shall not exercise any option to redeem on any date all or any part of the bonds of Collateral Series F unless it shall give a valid direction under the Senior Indenture for the redemption on such date of an equal amount of Related Securities. Notice of each such redemption shall be hand delivered or mailed, by certified mail, with return receipt requested, by or on behalf of the Company, at least thirty (30) days prior to the redemption date, to the registered owner of the bonds which are to be redeemed at its address appearing on the Company’s books for registration and registration of transfer. Such delivery or mailing (but not the receipt thereof or the return of the receipt so requested) shall be a condition to the redemption of the bonds. All bonds so redeemed shall forthwith be delivered to the Trustee and cancelled, but only when the principal, premium, if any, and accrued interest thereon is paid in full. The Trustee, when required to select bonds of Collateral Series F for redemption, shall promptly notify the Company, and the Company, when selecting bonds of Collateral Series F for redemption, shall promptly notify the Trustee, in writing of the distinctive numbers of the bonds selected for redemption in whole or in part. For the purpose only of complying with the Indenture (particularly Section 11.02 thereof) in connection with the redemption of bonds of Collateral Series F, for each $5,000 principal amount of bonds authenticated and delivered hereunder there shall be assigned a number in such manner and at such time as the Trustee or the Company shall deem appropriate.

SECTION 1.06.  Redemption in Event of Default Under Section 6.01 of the Senior Indenture.  The Company shall call for redemption all of the bonds of Collateral Series F then outstanding, and shall on the redemption date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date, in the event that an event of default has occurred and is continuing under Section 6.01 of the Senior Indenture, and the Senior Trustee has declared the principal of all Related Securities then outstanding immediately due and payable (or such principal has become ipso facto immediately due and payable) pursuant to Section 6.02 of the Senior Indenture; provided that, in such event, the Company may avail itself of the credits described in Section 3.03(b) hereof. The redemption date shall be the accelerated maturity date of the Related Securities; provided, however, that such requirement of redemption shall be deemed to be waived if prior to the date fixed for such redemption of the bonds of Collateral Series F, the acceleration of the Related Securities is waived or annulled. Any provision of Article XI of the Indenture notwithstanding, no prior notice of such redemption of the bonds of Collateral Series F to the Trustee or the Senior Trustee shall be required.

SECTION 1.07.  Partial Redemption and Payments of Redemption Price Without Presentation of Bonds and New Series.  Subject to the provisions of Sections 1.04 and 1.05 of this Supplemental Indenture, Bonds of Collateral Series F may be redeemed in part, but the portion of any such bond so redeemed in part shall be Five Thousand Dollars ($5,000) or an integral multiple thereof. In case any bond shall be redeemed in part only, payment of the redemption price of such portion of the bond of Collateral Series F shall be made by the Company (or Trustee, as the case may be) to the registered owner thereof, at its address appearing on the Company’s books for registration and registration of transfer of bonds of Collateral Series F without presentation or surrender thereof, provided there is on file with the Company and Trustee (and not theretofore rescinded by written notice from such registered owner to the Company and Trustee) a written commitment from such registered owner to the effect that (1) payments will be so made, and (2) such registered owner will make notations on such bond or a paper attached thereto of the portion thereof so redeemed. Prior to any transfer by the registered owner of any bond of Collateral Series F, the same shall be surrendered to the Company or Trustee for appropriate notation thereon of, or in exchange for a new bond or bonds for, the unredeemed balance of the principal amount thereof. The Trustee shall not be under any duty to determine that any of the notations mentioned herein have been made or be liable in any manner with respect thereto.

SECTION 1.08.  Company Not Obligated to Make any Transfer of Bonds of New Series for Fifteen Days Before any Interest Payment Date.  The Company shall not be obligated to make any transfer of bonds of Collateral Series F for a period of fifteen (15) calendar days next preceding any interest payment date, or next preceding any selection by lot of bonds to be redeemed. The Company shall not be obligated to make transfers of any bonds called or being called for redemption.

SECTION 1.09.  Charges for Transfer of Bonds of New Series.  No charge shall be made to any registered owner of any bond of Collateral Series F for any transfer of bonds of said series except for any tax or other governmental charge required to be paid in connection therewith.

SECTION 1.10.  Bonds of New Series May Be Signed by Facsimile Signatures of Company Officers.  The signatures of the President or a Vice President and of the Secretary or an Assistant Secretary upon the bonds of Collateral Series F may be facsimile signatures imprinted or otherwise reproduced on such bonds. Any such facsimile signature shall have the same effect and shall be subject to the same provisions set forth in Section 2.13 of the 1941 Mortgage as to signatures upon bonds generally.

SECTION 1.11.  Payment Dates Falling on Saturday, Sunday or Legal Holiday.  In the event that an interest payment or maturity date or a date fixed for redemption of any bond of Collateral Series F shall be a Saturday, Sunday or a legal holiday or a day on which banking institutions in the city of location of the registered address of the owner are authorized by law to close, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding business day not a Saturday, Sunday or a legal holiday or a day upon which banking institutions in the city of location of the registered address of the owner are authorized by law to close, with the same force and effect as if made on the date of maturity, interest date, or the date fixed for redemption, and no interest shall accrue for the period after such date.

SECTION 1.12.  Bonds of New Series Redeemed or Paid Not Reissuable, but May Be Basis for Issuance of Bonds of Different Series, Credits or Cash Withdrawals.  Bonds of Collateral Series F which have been redeemed or have been paid at maturity shall not be reissued as bonds of said series, but may be made the basis for the issuance of additional bonds of any series hereafter created, or credits may be taken or cash withdrawn on the basis thereof under any applicable provisions of the 1941 Mortgage or any future supplemental indenture.

ARTICLE II.

Confirmation of Lien

SECTION 2.01.  Granting Clauses and Habendum.  The Company, in order to record the description of, and confirm unto the Trustee, certain property acquired after the execution and delivery of the 1941 Mortgage and now subject to the lien thereof by virtue of the provisions of the 1941 Mortgage conveying to the Trustee property acquired after its execution and delivery, by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto U.S. Bank National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by other provisions of the Indenture and this Supplemental Indenture, all of the property described and mentioned or enumerated or referred to in a schedule hereto annexed and marked Schedule A, reference to said schedule for a description and enumeration of the property therein described and enumerated being hereby made with the same force and effect as if the same were incorporated herein at length;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof;

To have and to hold all said properties, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to permissible encumbrances as defined in the 1941 Mortgage; but in trust, nevertheless, for the same purposes and upon the same conditions as are fully set forth in the Indenture, which is hereby referred to.

ARTICLE III.

Particular Covenants Of The Company

In addition to the covenants contained in the Indenture, the Company hereby covenants as follows:

SECTION 3.01.  Duly Authorized by Law to Execute and Deliver Supplemental Indenture and Issue Bonds.  That it is duly authorized under the laws of the State of Wisconsin and under all other applicable provisions of law to create and issue the bonds of Collateral Series F, and to execute and deliver this Supplemental Indenture, and that all corporate action on its part for the creation and issue of said bonds and the execution of this Supplemental Indenture has been duly and effectually taken, and that said bonds when issued and delivered to the owners thereof are and will be valid and enforceable obligations of the Company, and that the Indenture is and always will be a valid mortgage and deed of trust to secure the payment of said bonds.

SECTION 3.02.  Covenant of Lawful Possession, Right to Mortgage Property and to Maintain Lien of Indenture.  That it is lawfully possessed of all the property mortgaged and pledged by the Indenture; that it will maintain and preserve the lien of the Indenture on the property mortgaged and pledged thereby in accordance with the terms thereof and hereof so long as any of the bonds issued thereunder are outstanding; and that it has good right and lawful authority to mortgage and pledge the property mortgaged and pledged thereby as provided in and by the Indenture; and that the same is free and clear of all liens and encumbrances, except permissible encumbrances as defined in the Indenture.

SECTION 3.03.

(a)  Payment of Principal and Interest.  That the Company will duly and punctually pay to the registered owner of bonds of Collateral Series F issued under and secured by the Indenture and this Supplemental Indenture the principal and interest of said bonds at the dates and place and in the manner mentioned in such bonds.

(b)  Payments and Credits.  Provided, however:

Payments of the principal of, premium, if any, and interest on the bonds of the Collateral Series F may be made with moneys in the Bond Fund created under the 2006 Village Indenture, as provided in the 2006 Village Revenue Agreement and the 2006 Village Indenture. Money in said Bond Fund or earnings on investments which have been set aside by the 2006 Village Indenture Trustee at the request of the Company for payment of the principal of (whether at maturity or upon redemption), premium, if any, or interest on any Series 2006 Village Bonds shall be credited against the obligation of the Company to pay the principal of, premium, if any, or interest on bonds of the Collateral Series F. The principal amount of any Series 2006 Village Bond or Bonds acquired by the Company and delivered to the 2006 Village Indenture Trustee for cancellation, or acquired by the 2006 Village Indenture Trustee and canceled, shall be credited against the obligation of the Company to pay the principal of the bonds of the Collateral Series F.

As the principal of, premium, if any, and interest on the bonds of the Collateral Series F are thereby paid or deemed paid in full, and upon their receipt by the Company, such bonds shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on bonds of the Collateral Series F. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any bonds of the Collateral Series F unless it has received (a) the bond for cancellation by it, or (b) a certificate of the 2006 Village Indenture Trustee specifying the amount of such payment or credit and the number of the bonds of the Collateral Series F with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of the bond, any such certificate shall be controlling and conclusive.

SECTION 3.04.  Nonliability of Trustee.  That the Trustee shall not incur any liability by reason of any default, failure or delay on the part of the Company to observe or perform its covenants contained in this Article III.

ARTICLE IV.

Miscellaneous

SECTION 4.01.  Recitals Not Made by Trustee. No Representations Made by Trustee. Trust Accepted Subject to Terms and Conditions of Indenture.  The recitals of fact herein and in the bonds hereby created contained (except the Trustee’s Certificate) shall be taken as statements of the Company and shall not be construed as made or warranted by the Trustee. The Trustee makes no representations as to the validity of this Supplemental Indenture or of the bonds issued under the Indenture by virtue hereof. Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

SECTION 4.02.  Supplemental Indenture to be Construed as Part of Indenture.  This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

          SECTION 4.03.

(a)   References to Either Party to Supplemental Indenture Includes Successors or Assigns.  Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

(b)  Table of Contents and Descriptive Headings of Articles Not to Affect Meaning.  The table of contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

SECTION 4.04.

(a)  Trust Indenture Act Requirements Control.  If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of this Supplemental Indenture or of the Indenture required or deemed to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

(b)  Severability of Supplemental Indenture Provisions and Bond Provisions.  In case any one or more of the provisions contained in this Supplemental Indenture or in the bonds, issued hereunder and under the Indenture should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 4.05.  Provisions for Execution in Counterparts. This Supplemental Indenture may be executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

SECTION 4.06.  Supplemental Indenture Effective on Execution and Delivery.  This Supplemental Indenture shall be effective and binding from and after the time of actual execution and delivery thereof, notwithstanding the fact that such execution and delivery may occur prior or subsequent to August 1, 2006.

SECTION 4.07.  Names and Addresses of Debtor and Secured Party.  The debtor and its mailing address is WISCONSIN PUBLIC SERVICE CORPORATION, 700 North Adams Street, P.O. Box 19001, Green Bay, WI 54307. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is U.S. BANK NATIONAL ASSOCIATION, Corporate Trust Services, 1555 RiverCenter Drive, Suite 301, Milwaukee, WI 53212.

In Witness Whereof, the party of the first part has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its President or Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and the party of the second part has caused its corporate name to be hereunto affixed, and this Supplemental Indenture to be signed by its Vice President for and in its behalf, all done as of the first day of August, 2006.

Wisconsin Public Service Corporation,

                                By: /s/ Joseph P. O'Leary
(SEAL)              Joseph P. O’Leary
Senior Vice President and Chief
Financial Officer
Attest:

/s/ Barth J. Wolf
Barth J. Wolf
Secretary

Executed by Wisconsin Public Service
Corporation, in presence of:

/s/ Mark Van De Laarschot
Mark Van De Laarschot

/s/ Patti L. Herrmann
Patti L. Herrmann

U.S. Bank National Association,
 As Trustee,

By: /s/ Peter M. Brennan
Peter M. Brennan
Vice President

Executed by U.S. Bank National Association
in presence of:

/s/ Mark Van De Laarschot
Mark Van De Laarschot

/s/ Patti L. Herrmann
Patti L. Herrmann

State Of Wisconsin }
                                  } ss.
Brown County          }

Personally came before me this 4th day of December, A.D. 2006, Joseph P. O’Leary, to me known to be the Senior Vice President and Chief Financial Officer, and Barth J. Wolf, to me known to be the Secretary of the above-named Wisconsin Public Service Corporation, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said Joseph P. O’Leary and Barth J. Wolf then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

Given under my hand and notarial seal this 4th day of December, A.D. 2006.

/s/ Kim M. Michiels
Kim M. Michiels
Notary Public, Brown County, Wisconsin
My commission expires: May 11, 2008
(Notarial Seal)

State Of Wisconsin }
                                   } ss.
Brown County  }

Personally came before me this 4th day of December, A.D. 2006, Peter M. Brennan, to me known to be a Vice President of the above-named U.S. Bank National Association, the corporation described in and which executed the foregoing instrument, and to me known to be the person who as such officer executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and that he signed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said Peter M. Brennan then and there acknowledged said instrument to be the free act and deed of said corporation by him voluntarily executed.

Given under my hand and notarial seal this 4th day of December, A.D. 2006.

/s/ Kim M. Michiels
Kim M. Michiels
Notary Public, Brown County, Wisconsin
My commission expires: May 11, 2008

(Notarial Seal)

This instrument was drafted by Attorney Larry J. Bonney of the law firm of Foley & Lardner LLP, Milwaukee, Wisconsin.

SCHEDULE A

The property referred to in Article II of the foregoing Supplemental Indenture from Wisconsin Public Service Corporation to U.S. Bank National Association (successor to Firstar Bank, National Association, successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), Trustee, dated as of August 1, 2006 is that herein specifically described and enumerated or referred to in this Schedule A.

None

A-1